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Exhibit 5.1

•	Ernst & Young LLP	•	Phone:	403-290-4100
	Chartered Accountants		Fax:	403 290-4265
Ernst & Young Tower 1000 440 2 Avenue SW Calgary AB Canada T2P 5E9

Consent of Independent Chartered Accountants

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference to our report dated February 11, 2004, in the Registration Statement (Form F-10 No. -) and related Prospectus of TransAlta Corporation dated July 15, 2004.

Calgary, Canada July 15, 2004	Chartered Accountants

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  Exhibit 5.1